                                                                    EXHIBIT 10.2

                                 LEASE AGREEMENT

                                 MAXIM BUILDING
                                BOULDER, COLORADO

1.       PARTIES

         THIS LEASE AGREEMENT, dated this ____ day of February, 1999, is entered into by and between 901 WALNUT STREET, LLC, a Colorado limited liability company, as Landlord ("Landlord"), whose address is P.O. Box 630, Boulder, Colorado 80306-0630, and HERITAGE BANK, a Colorado Banking corporation, as Tenant ("Tenant"), whose address is 1020 Century Drive, Louisville, Colorado 80027.

2.       PREMISES

         Landlord leases to Tenant and Tenant leases from Landlord those certain premises as shown on the floor plan attached hereto as Exhibit A (the "Premises") consisting of approximately Five Thousand Fifty-five (5,055) square feet of space located in the Building located at 1900 Ninth Street, Boulder, Colorado (the "Building") as described on Exhibit A attached hereto and incorporated herein by this reference. Tenant shall also have the right to nonexclusive revocable use of all common areas in the Building designated by Landlord for use by tenants of the Building, in accordance with and subject to the provisions of this Lease, and such use shall be further subject at all times to such reasonable, uniform, and nondiscriminatory rules and regulations as may from time to time be established by Landlord.

3.       USE

         (a) Permitted Use. Tenant shall use the Premises for a bank and related financial services, and shall not use or permit the Premises to be used for any other purpose. Tenant may sublease to up to two (2) general office use sub-tenants subject to Landlord's approval, which may not be unreasonably withheld, and subject to the following: 1) the sub-tenants are prohibited from having any food or beverage operation; 2) Tenant must pay the cost of additional hardware on the door systems on the 9th Street frontage; 3) all sub-tenants' signage must comply with the building sign plan described on Exhibit E attached hereto and incorporated herein by this reference, and shall be assessed against the total signage allocated to Tenant; 4) Tenant is limited to Thirty Dollars ($30.00) per square foot tenant finish allowance regardless of the cost associated with dividing the Premises into multiple spaces; and, 5) Tenant is solely responsible for payment of the rent as required in the Lease.

         (b) Exterior Storage. Tenant shall not place any trash, litter or other objects in any location outside of the Premises, including the Common Areas, and trash and litter shall not be placed in any location other than in designated trash receptacles.

         (c) Auctions. Tenant shall not conduct any sale by auction from the Premises whether voluntary, involuntary, pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceedings.

         (d) Uses Prohibited. Tenant shall not do anything which will increase the existing rate of any insurance upon the Building, or cause a cancellation of such insurance. Tenant shall not do anything which will interfere with other tenants at the Building. Tenant shall not use the Premises for any improper, immoral, unlawful or objectionable purpose. Tenant shall not permit any nuisance about the Premises or the Building. Tenant shall not commit any waste upon the Premises or the Building.

         (e) Compliance With Law. Tenant shall comply, at Tenant's sole expense, with all laws, statutes, ordinances, and governmental rules, regulations or requirements now in force, or which may hereafter be in force, and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted related to the Premises. Further, the judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance, rule, regulation, or requirement, shall be conclusive of the fact as between Landlord and Tenant. Notwithstanding the foregoing, the parties agree that Landlord shall be responsible for compliance with the Americans With Disabilities Act (the "Act") insofar as its requirements affect or pertain to the general Building, its structural components, parking facilities and common areas. Landlord's costs of compliance or correcting non-compliance as to conditions in the Building and common areas under the Act and regulations in effect as of the execution of the Lease shall not be included in "Common Area Operation and Maintenance Expenses" as defined in this Lease: costs of compliance as to conditions in the Building and common areas required as a result of changes in the Act and its regulations following the execution of this Lease shall be borne by Landlord, but may be included in Common Area Operation and Maintenance Expenses. Tenant shall be responsible for compliance with the Act and for correcting non-compliance with the Act within the Premises or resulting from Tenant's particular use of the Premises or because of compliance requirements attributable to disabilities of Tenant's employees. Landlord's consent to any alterations by Tenant or Landlord's approval of plans, specifications, and working drawings for Tenant's alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to the Act.

4.       CONSTRUCTION AND ACCEPTANCE OF PREMISES

         (a) Construction of the Premises. Landlord shall proceed to complete the Premises in accordance with the work (and certain provisions relating to the construction thereof) shown or described on Exhibit B hereto with such minor variations as Landlord may deem advisable, so long as such variations will not materially interfere with Tenant's intended use of the Premises. The Premises shall be deemed to be "Ready for Occupancy" when Landlord certifies in writing to Tenant that Landlord has completed Landlord's work, except for minor or insubstantial construction, mechanical adjustment or decoration, the non-completion of which will not materially interfere with Tenant's normal use of the Premises. Other than for Landlord's Work described in Exhibit B, Landlord shall have no obligation for the completion of Tenant special improvements, if any. Landlord shall construct the Building in general conformance with the plans and specifications as in existence and reviewed by Tenant at the time of Tenant's signing of this Lease Agreement. Consistent with Landlord's obligations pursuant to Exhibit "B," (the Tenant Improvement work Agreement), Landlord shall construct the Tenant Improvements in general conformance with the plans and specifications to be submitted by Tenant as required in this Lease Agreement.

         (b) Acceptance of Premises. After Tenant occupies the Premises, Tenant shall be deemed to have fully accepted Landlord's Work, except as to mutually agreed "punch list" items with respect to Landlord's Work. Neither Landlord nor Landlord's agents have made any representations, warranties or promises with respect to the physical condition of the Building, the land upon which it is erected, or the Premises, or any matter or thing affecting or related to the Premises except as herein expressly set forth.

         (c) Commencement Date. The "Commencement Date" of this Lease shall be the later of Substantial Completion of the Premises or the Scheduled Commencement Date. Promptly following the Commencement Date, Landlord and Tenant shall execute an agreement acknowledging that Tenant has accepted possession, and reciting the exact Commencement Date and termination date of the Lease. Should the actual Commencement Date be later than the Scheduled Commencement Date, the Termination Date shall be extended by the same period as the Commencement Date is extended past the Scheduled Commencement Date. The failure by either party, or both parties, to execute such an agreement shall not affect the rights or obligations of either party hereunder. Such agreement, when so executed and delivered, shall be deemed to be a part of this Lease. "Substantial Completion" shall mean that date after which Landlord has completed Landlord's Work at the Premises and a temporary Certificate of Occupancy allowing Tenant to occupy the Premises has been issued by the appropriate governmental authority. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete "punch list" or similar corrective work and notwithstanding that tenant special improvements, if any, may not be completed or operable. If the premises are not delivered to the Tenant in Substantial Completion by September 1, 1999, for any reason other than Tenant delays, Tenant shall have the right to extend the Commencement Date, at the option of Tenant, for up to six (6), thirty (30) day periods until the temporary Certificate of Occupancy is obtained allowing the Tenant to occupy the Premises and open for business. After that period of time, if the temporary Certificate of Occupancy is still not obtained by the Landlord, then the Tenant may terminate this Lease.

5.       TERM

         This Lease shall have a term of Five (5) years ("Primary Lease Term"), commencing on the Commencement Date. The "Scheduled Commencement Date" is August 1, 1999, and the Termination Date of this Lease is anticipated to be July 31, 2004. No guaranty is given by Landlord with respect to the Scheduled Commencement date. If the Commencement Date is not the first day of the month, and if Tenant is legally obligated to pay a full month's rent on Tenant's existing space, Rent for the remainder of the month in which the Commencement Date occurs shall be abated until the first day of the next following calendar month. The first full monthly installment of Base Rent shall be due on the first day of the next month following the Commencement Date, and after the expiration of the number of years of the Primary Lease Term, the term shall be extended on the last day of the same month in which the Commencement Date of the Primary Lease Term occurred, it being the intent of the parties that the Primary Lease Term expire on the last day of a month. If, after the expiration or earlier termination of this Lease as provided herein, Tenant shall remain in possession of the Premises without an express written agreement with Landlord as to such holding, then such holding over, at Landlord's sole discretion may be deemed and taken to be a renewal and extension of this Lease for a month to month tenancy subject to and on the same terms and conditions as provided in this Lease on the part of the Tenant to be observed and performed except that the Base Rent shall be equal to one and one-half times the annual Base Rent for the year prior to the time the Lease expired or otherwise terminated. Throughout such period of hold over, Tenant shall also pay Additional Rent as provided in the Lease.

6.       RENT

         Tenant shall pay to Landlord, without offset, deduction, notice, or demand, rent, which term shall include Base Rent and Additional Rent ("Rent") for the Premises as follows:

         (a) Base Rent. Tenant shall pay to Landlord as base rent during the first year of the Primary Lease Term ("Base Rent") the sum of One Hundred Forty-one Thousand Five Hundred Forty Dollars ($141,540.00) per year, payable in equal monthly installments of Eleven Thousand Seven Hundred Ninety-five and no/100 Dollars ($11,795.00) in advance, on or before the first day of each and every calendar month during the term hereof. The first month's Base Rent shall be paid upon the Commencement Date if the Commencement Date is on the first day of a calendar month, or upon the first day of the next following calendar month if the Commencement date is other than the first day of a Calendar month. Base rent shall thereafter be adjusted as provided in subparagraph (e) of this Paragraph 6. Rent shall be paid to Landlord in lawful money of the United States of America at the address of Landlord set forth in Section 1 hereof, or at such place as Landlord may from time to time designate in writing. Tenant shall receive credit towards the first month's rent in the amount of Ten Thousand Nine Hundred Seventy-two Dollars ($10,972.00), representing the deposit check tendered by Tenant and held by the Landlord.

         (b) Additional Rent. Tenant shall pay to Landlord, as Additional Rent, Tenant's Pro Rata Share of Real Estate Taxes and Assessments, Insurance Premiums and Common Area Operation and Maintenance Expenses related to the Building.

                  (i) Real Estate Taxes shall include all real property taxes and assessments levied against the Building by any governmental or quasi-governmental authority, including any taxes, assessment, s surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building as a result of the use, ownership or operation of the Building or for any other reason, whether in lieu of or in addition to any current real estate taxes and assessments; provided, however, that any taxes which shall be levied on the rentals of the Building shall be determined as if the Building were Landlord's only property and provided further, that in no event shall the terms "Taxes and Assessments", as used herein, include any federal, state or local income taxes levied or assessed on Landlord unless such taxes are a specific substitute for real property taxes; such term shall, however, include gross taxes on rental and expenses incurred by Landlord for tax consultants and other advisors, including attorneys, and in contesting the amount or validity of any such Taxes or Assessments (all of the foregoing are collectively referred to herein as "Taxes"). "Assessments" shall include any and all so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises or the Building, or any part thereof, or against any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessment shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. If the Building has not been fully assessed as a completed project, for the purpose of computing any adjustment to Tenant's share required herein, Taxes and Assessments shall be increased by Landlord's Accountants, in accordance with their estimate of what the assessment will be, upon full completion of the Building, including installation of all tenant finish items. Any tax or insurance reimbursement for any partial lease year shall be apportioned on a per diem basis. Tenant shall pay prior to delinquency all personal property taxes on Tenant's personal property located on the Premises.

                  (ii) Insurance shall include fire, extended coverage, property damage, liability, and business interruption or rent loss, all other insurance coverages described in this paragraph and any other insurance coverage reasonably deemed by Landlord to be required to be carried on the Building. "Insurance Premiums" shall mean all premiums charged for such Insurance. Landlord shall maintain, or cause to be maintained, a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, insuring the Building against loss or damage by fire or other insurable hazard and contingencies for the full insurance value thereof, or at Landlord's option, insuring for the full replacement cost thereof, provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies which Tenant may keep or maintain in the Premises, or any Tenant Improvements or alteration, addition or improvement which Tenant may make to or upon the Premises. If the annual premiums charged Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant's operations create extra-hazardous exposure, then Tenant shall, upon receipt of appropriate premium invoices, reimburse Landlord for such increases in premium rates. Landlord shall maintain or cause to be maintained on the Building a policy or policies of comprehensive general liability insurance in a form acceptable to the Landlord, with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing and acceptable to Landlord, such insurance to afford minimum protection of not less than One Million Dollars ($1,000,000.00) for personal injury or death in any one occurrence and of not less than Five Hundred Thousand Dollars ($500,000) for property damage in any one occurrence.

                  (iii) "Common Area Operation and Maintenance Expenses" shall mean all expenses of any kind or nature which are necessary, ordinary, or customarily incurred with respect to the operation, service, repair and maintenance of the Building as determined by the Landlord in accordance with generally accepted accounting principles and shall include, but not be limited to all sums expended in connection with the Building for accounting, bookkeeping and legal services; for all general operation, service and maintenance and repairs, including, but not limited to, all utilities and utility services, such as but not limited to water, sewer, gas, electricity and trash removal (the payment of which is not the sole responsibility of a specific tenant), all mechanical systems including electrical, plumbing, sewer, piping, natural gas, lighting, HVAC equipment and systems and all other equipment and systems, resurfacing, or painting, restriping, cleaning, sweeping and janitorial services (except as designated herein below); costs of security systems and their upkeep; maintenance and repair of sidewalks, curbs, and Building signs, sprinkler systems, planning and landscaping; lighting and other utilities; directional signs and other markers and bumpers; maintenance and repair of any fire protection systems, storm drainage systems, roof patching and any other utility systems; personnel to implement such services including the salary of the manager and all on-site personnel hired by Landlord and, if Landlord deems necessary, the cost of security guards; and governmental imposition or surcharge imposed against Landlord or assessed against the automobile parking area or any other portion of the Common Areas; Capital expenditures made necessary by government regulation or requirement; and depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented). Landlord may cause any or all of said services to be provided by an independent contractor or contractors. Landlord shall not provide janitorial service for the interior of the Premises. Tenant shall be responsible for obtaining janitorial service for the interior of the Premises. As the cost of janitorial service for the interior of the Premises will be borne directly by the Tenant, Tenant shall not be assessed such charges as part of the Additional Rent.

         (c) Calculation of Tenant's Pro Rata share. Tenant's Pro Rata Share, for purposes of allocating all Additional Rent for this Lease, shall be:
Tenant's Pro Rata Share of the First, Second and Third Floor combined expenses shall be equal to Thirty-Two and Nine Hundredths percent (32.09%).

         Floor area definitions are set forth on Exhibit "D," attached hereto and incorporated herein by this reference.

         (d) Payment of Additional Rent. Tenant shall pay to Landlord Additional Rent in the following manner:

                  (i) Beginning with the Commencement Date, but subject to adjustment as provided herein, Tenant shall pay to Landlord on the first day of each calendar month of the term of this Lease an amount estimated by Landlord to be Tenant's Pro Rata Share of such charges. Landlord may adjust the estimated monthly charge from time to time throughout the term of this Lease on the basis of Landlord's experience and reasonably anticipated costs.

                  (ii) Within one hundred twenty (120) days following the end of each calendar year, Landlord shall furnish Tenant a statement covering the calendar year just expired (the "Statement"), certified as correct by an authorized representative of Landlord, showing the total of such charges, the amount of Tenant's Pro Rata Share thereof for such calendar year, and the payments actually paid by Tenant during such period. If Tenant's Pro Rata Share of such charges exceeds Tenant's payments made, Tenant shall pay Landlord the deficiency within thirty (30) business days after receipt of such Statement. If the estimated payments made exceed Tenant's actual Pro Rata Share thereof, Landlord shall credit the excess against any amounts then owing or thereafter becoming due from Tenant to Landlord. In any Lease Year which is not a full calendar year, a proportionate reduction shall be made in Additional Rent payable by Tenant.

                  (iii) Landlord's failure during the Lease term to prepare and deliver any statements or bills, or Landlord's failure to make a demand under this paragraph or under any other provision of this Lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any items of Additional Rent which may have become due pursuant to this paragraph during the term of this Lease, except as otherwise specifically set forth in this

Lease. Tenant's liability for all Additional Rent due under this Lease shall survive the expiration or earlier termination of this Lease.

                  (iv) Regardless of any rental abatement granted to Tenant as an incentive or concession, or to which Tenant may be entitled hereunder, Tenant's obligation to pay its Pro Rata Share of Additional Rent shall not abate, but shall begin on the Commencement Date and shall continue in full force and effect for the entire term of this Lease, including any renewals or extensions hereof.

         (e) Rent Escalation. Commencing on the first annual anniversary date of the Commencement Date of this Lease, and on each annual anniversary of the Commencement Date of this Lease thereafter during the Primary Lease Term and during any extension or extensions thereof, the Base Rent shall be increased by an amount equal to four percent (4.0%) of the Base Rent payable during the preceding year of the Lease, payable in equal monthly installments.

         (f) Late Charge. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Additional Rent, or other sums due hereunder will cause Landlord to incur costs of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed encumbering the Building. Accordingly, if any installment of Base Rent, Additional Rent, or any other sum due from Tenant shall not be received by Landlord within five (5) days from the date such amount is due, Tenant shall pay to Landlord on demand a late charge of five percent (5%) of such overdue amount, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay such amount. Any Rent or sums due from Tenant which are more than one (1) month delinquent shall bear interest at the rate of eighteen percent (18%) per annum ("Interest Rate") from the due date. Tenant shall pay on demand Twenty-five Dollars ($25.00) for any check returned for insufficient funds. All such charges shall be deemed Additional Rent hereunder.

         (g) Adjustments as Plans are Finalized. Landlord and Tenant recognize that plans and specifications for construction of the Building have not been finalized at the time of signing this Lease. Should the final plans and specifications for the Building reflect that the leasable square footage of the Premises, including its proportionate share of common area "load" for first floor entries, will be more or less than Five Thousand Fifty-five (5,055) square feet, the parties agree that this Lease shall be amended to reflect the actual leasable square footage of the Premises; the initial Base Rent set forth in subparagraph (a) of this Paragraph 6 shall be amended to reflect an initial Base Rent of Twenty-eight Dollars ($28.00) per square foot of leasable square footage of the Premises; and the calculation of Tenant's Pro Rata Share set forth in subparagraph (c) of this Paragraph 6 shall be adjusted accordingly. Both parties agree to execute and deliver to the other an appropriate document reflecting such amendments.

         (h) Intention of Landlord and Tenant. It is the intention of Landlord and Tenant that all Rent, Base Rent and Additional Rent as referred to in this Paragraph 6 shall be an absolute net return to Landlord and that all reasonable cost and expense that may be paid or incurred by Landlord in operating, managing, policing, equipping, repairing, replacing and maintaining the Premises and common areas of the Building, including, without limitation: HVAC and HVAC system; sewer & water; common area trash removal; snow removal; management fees;

landscaping; remodeling, or alteration of the Building; insurance; security service; utilities; tax assessments; and, janitorial service imposed upon or related to the Premises and common areas of the Building, except as otherwise specifically provided herein, shall be borne by Tenant and not by Landlord.

7.       SECURITY DEPOSIT

         No security deposit is required.

8.       SERVICES

         (a) Metered Services. It is the intention of Landlord that the Premises shall have a sub-metering system for separate accountability of each Building tenant's HVAC and exterior electric utility services. Tenant shall be responsible for payment of all fees and costs for such electric and gas utility service to the Premises, directly to the Landlord, prior to delinquency, based upon a formula of Tenant's square footage and hours of operation.

         (b) Service Interruption. Landlord shall not be liable for failure or interruption of utility services systems or services so long as Landlord uses reasonable diligence to provide or restore such services. Landlord may discontinue services due to accident, repairs, strikes, acts of God, or any other event beyond the reasonable control of Landlord. In such event, Landlord shall not be liable for such failure or discontinuance, nor shall such failure or discontinuance be construed as a constructive eviction of Tenant or cause an abatement of Rent. Landlord's obligation to furnish systems for the delivery of electricity and gas is further conditioned upon the availability of adequate sources from the utility company servicing the Building. Landlord may reduce or modify heating, cooling or lighting in the Building, without liability, to comply with any public energy-saving program. In the event Landlord fails to pay any fees and costs for electric and gas utility service to the Premises, Tenant shall be allowed to pay such fees and costs directly to the electric and gas utility provider so as to insure that all such utilities remain available for use by the Tenant.

         (c) Payment by Tenant. Tenant shall be responsible for payment of all fees and costs of utility services as used by Tenant on the Premises, either directly to the utility provider if the Premises is separately metered, or to the Landlord if utilities are provided to the building without separate meter for the Premises. If any services are separately metered to Tenant, Tenant shall pay, prior to delinquency and directly to the applicable supplier, all such separately metered services and utilities, together with any taxes thereon. If any services are not separately metered to Tenant, Tenant shall pay Tenant's Pro Rata share of all charges jointly metered with other space in the Building. Tenant shall arrange and pay for its own telephone service.

9.       TENANT REPAIRS AND ALTERATIONS

         (a) Repairs. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof including but not limited to interior surfaces of ceilings, walls and floors; doors, windows, plate glass; HVAC and HVAC system; and all plumbing, pipes and apparatus, electrical fixtures, furnishings and equipment, in good condition and repair. Tenant shall, upon the expiration or earlier termination of this Lease, surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear excepted. Tenant shall not be obligated to make repairs necessitated by fire or other casualty unless caused in whole or in part by the act, omission or negligence of Tenant, its agents, employees and invitees. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building caused by carelessness, omission, neglect, or improper conduct of Tenant, its employees, agents, subtenants, assignees or invitees shall be repaired promptly by Tenant at its sole cost and expense, to the satisfaction of Landlord reasonably exercised. Tenant shall remove all of Tenant's signage from the Premises at the termination of the Lease.

         (b) Alterations. Tenant shall not make any alterations, additions or improvements to the Premises, or change any plumbing or wiring, without the prior written consent of Landlord. Plans and specifications for such work shall be submitted to and approved in writing by Landlord prior to commencement of any such work. No fixtures, permanently attached, shall be removed from the Premises. Landlord shall have the right to approve Tenant's contractors as well as the general manner and method in which such work is to be performed. Prior to commencement of any work, Tenant shall provide Landlord with insurance certificates evidencing that all contractors and subcontractors have workmen's compensation insurance, and builder's risk insurance in amounts and with coverages satisfactory to Landlord. Any such improvements, including wall covering, paneling and built--in cabinet work, but excepting movable furniture and trade fixtures, shall at once become a part of the realty and belong to Landlord and shall be surrendered with the Premises. Upon the expiration of the term hereof, Tenant shall, upon written demand by Landlord, at Tenant's sole cost and expense, remove any alterations, additions or improvements made by Tenant, designated by Landlord to be removed; and Tenant shall, at its sole cost and expense, repair any damage to the Premises caused by such removal. At least twenty (20) days prior to the commencement of any work on the Premises, Tenant shall notify Landlord of the names and addresses of the persons supplying labor and materials so that Landlord may give notice that it shall not be subject for any lien for Tenant's work, in accordance with Colorado's mechanics' lien statutes. Landlord shall have the right to keep posted on the Premises notice to such persons in accordance with such statute.

         (c) Mechanics' Liens. Tenant shall pay or cause to be paid all costs for work done by or on behalf of Tenant or caused to be done by or on behalf of Tenant on the Premises of a character which will or may result in liens against Landlord's interest in the Premises or the Building, or any part thereof and Tenant will keep the same free and clear of all mechanics' liens and other liens on account of work done for or on behalf of Tenant or persons claiming under Tenant. Tenant hereby agrees to indemnify, defend and save Landlord harmless of and from all liability, loss, damages, costs or expenses, including attorneys' fees, incurred in connection with any claims of any nature whatsoever for work performed for, or materials or supplies furnished to Tenant, including lien claims of laborers, materialmen or others. Should any such liens be filed or recorded against the Premises or the Building with respect to work done for or materials supplied to or on behalf of Tenant or should any action affecting the title thereto be commenced, Tenant shall cause such liens to be released of record within twenty (20) days after notice thereof. If Tenant desires to contest any such claim of lien, Tenant shall nonetheless cause such lien to be released of record by the posting of adequate security with a court of competent jurisdiction as may be provided by Colorado's mechanics' lien statutes. If Tenant shall be delinquent in paying any charge for which such a mechanics' lien or suit to foreclose such a lien has been recorded or filed and shall not have caused the lien to be released as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and costs associated therewith, and the amount so paid, together with interest thereon at the Interest Rate and Reasonable Attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rent.

10.      INDEMNITY

         Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant's use of the Premises, the content of its business or any claim arising from any breach or default on Tenant's part under the terms of this Lease, or from any act, omission, or negligence of Tenant, or any officer, agent, employee, guest or invitee of Tenant, and from all costs, attorneys' fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon. Tenant assumes all risk of damage to property or injury to persons in, upon or about the Premises, from any cause other than Landlord's gross negligence. Tenant waives all claims with respect thereof against Landlord. Tenant shall give prompt notice to Landlord in case of casualty or accidents in the Premises.

11.      INSURANCE

         Tenant shall procure and maintain at its own cost at all times during the term of this Lease and any extensions hereof, fire, hazard and extended coverage insurance on Tenant's property and the contents of the Premises in an amount not less than full replacement value, comprehensive general liability insurance, including coverage for bodily injury, property damage, personal injury (employee and contractual liability, exclusions deleted), products and completed operations, contractual liability, owner's protective liability, host liquor legal liability and broad form property damage with the following limits of liability: One Million Dollars ($1,000,000.00) each occurrence combined single limit for bodily injury, property damage and personal injury; One Million Dollars ($1,000,000.00) aggregate for bodily injury and property damage for products and completed operations. All such insurance shall be procured from a responsible insurance company authorized to do business in Colorado and rated no lower by Best than AA, and shall be otherwise satisfactory to Landlord. All such policies shall name Landlord and Landlord's managing agent as an additional insured, and shall provide that the same may not be canceled or materially altered except upon thirty (30) days prior written notice to Landlord. All insurance maintained by Tenant shall be primary to any insurance provided by Landlord. If Tenant obtains any general liability insurance policy on a claims-made bases, Tenant shall provide continuous liability coverage for claims arising during the entire term of this Lease, regardless of when such claims are made, either by obtaining an endorsement providing for an unlimited extended reporting period in the event such policy is canceled or not renewed for any reason whatsoever or by obtaining new coverage with a retroactive date the same as or earlier than the expiration date of the canceled or expired policy. Tenant shall provide certificate(s) of such insurance to Landlord upon commencement of the Lease term and at least thirty (30) days prior to any annual renewal date thereof and upon request from time to time and such certificate(s) shall disclose that such insurance names Landlord and Landlord's managing agent as an additional insured, in addition to the other requirements set forth herein. The limits of such insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

12.      SUBROGATION

         As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss or damage to property insured by fire, extended coverage, or any other property insurance policies existing for the benefit of the respective parties. The foregoing waiver shall be in force only if both parties' insurance policies contain a clause providing that such a waiver shall not invalidate the insurance and such a policy can be

13.      LANDLORD REPAIRS

         Landlord shall maintain all portions of the Building not the obligation of Tenant or any other tenant in good order, condition and repair. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to, or interference with, Tenant's business arising from the making of any repairs, alternations or improvements so long as Landlord makes reasonable efforts to complete said repairs, alterations or improvements.

14.      COMMON AREAS

         All Common Areas shall be at all times under Landlord's exclusive control. Landlord reserves the right to change the entrances and exits, as long as Tenants business is not materially disrupted. Landlord shall keep common areas in a clean and orderly condition. The term "Common Areas" means all the areas of the Building in which the Leased Premises are a part and the associated and other areas described in Exhibit "A" which are not intended for renting and, instead, designed for the common use and benefit of the Landlord and all of the tenants, their employees, agents, customers, and invitees. The Common Areas include, but, are not limited to, landscaped and vacant areas, driveways, walks, and curbs, and facilities appurtenant to each, as such areas may exist from time to time.

15.      LIMITED LIABILITY

         Landlord shall not be liable for any loss or damage resulting from: (a) fire, explosion, falling plaster, steam, gas, electricity, water or rain; (b) the pipes, appliances or plumbing systems in the Building; (c) the roof, street, subsurface; (d) any variation or interruption of utility services; (e) theft or other criminal acts of third parties; or (f) any other cause whatsoever, unless due to the gross negligence of Landlord.

16.      ENVIRONMENTAL MATTERS

         (a) Environmental Compliance. Tenant and its agents and employees shall use the Premises and conduct any operations thereon in compliance with all applicable federal, state and local environmental statutes, regulations, ordinances and any permits, approvals or judicial or administrative orders issued thereunder.

         (b) Environmental Hazards. Tenant covenants that:

                  (i) No hazardous substances shall be generated, treated, stored or disposed of, or otherwise deposited in or located on the Premises or the Building, including without limitation, the surface and subsurface waters of the Premises, except as such use is in compliance with applicable laws and regulations;

                  (ii) No activity shall be undertaken on the Premises or the Building which would cause:

                           a. the Building or the Premises to become a hazardous
waste treatment, storage or disposal facility within the meaning of, or otherwise cause the Premises to be in violation of the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq., or any similar state law or local ordinance;

                           b. a release or threatened release from any source on
the Building or the Premises of Hazardous Substances from the Premises within the meaning of, or otherwise cause the Premises to be in violation of, the Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), 42 U.S.C. Section 9601 et seq., or any similar law or local ordinance or any other environmental law; or

                           c. the discharge of pollutants or effluents into any
water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. Section 1251 et seq., or the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 et seq., or any similar state law or local ordinance;

                  (iii) There shall be no substances or conditions in or on the Building or the Premises which may support a claim or cause of action under RCRA, CERCLA, any other federal, state or local environmental statutes, regulations, ordinances or other environmental regulatory requirements or under any common law claim relating to environmental matters, or could result in recovery by any governmental or private party or remedial or removal costs, natural resources damages, property damages, damages in personal injuries or other costs, expenses or damages, or could result in injunctive relief arising from any alleged injury or threat of injury to health, safety or the environment; and

                  (iv) there shall be no storage tanks or release or threatened releases from such tanks located on the Premises.

                  For purposes of this Lease, "Hazardous Substances" shall mean any and all hazardous or toxic substances, hazardous constituents, contaminants, wastes, pollutants or petroleum (including without limitation crude oil or any fraction thereof), including without limitation hazardous or toxic substances, pollutants and/or contaminants as such terms are defined in CERCLA or RCRA; asbestos or material containing asbestos; and PCBs, PCB articles, PCB containers PCB N277.

17.      ASSIGNMENT AND SUBLETTING

         (a) Tenant shall not assign this Lease or sublet all or any part of the Premises without the prior written consent of Landlord. Landlord's consent, if any, to any requested assignment or subletting shall be subject to the following conditions:

                  (i) Such consent and resulting subletting or assignment shall not relieve Tenant of its primary obligations hereunder, including the obligation for payment of all Rent due hereunder;

                  (ii) Landlord, at its option and from time to time, may collect the rent from the subtenant or assignee, and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed an acceptance by Landlord of the subtenant or assignee as the tenant hereof, or a release of Tenant from further performance of covenants on the part of Tenant herein contained;

                  (iii) Any such subtenant or assignee shall be a company or other entity of good repute, engaged in a business or profession compatible with and in keeping with the standards of the Building and financially capable of performing its obligations with respect to the Premises;

         (b) Nothing to the contrary herein contained withstanding, Tenant shall be allowed to sublease to up to two (2) general office use subtenants in conformance with the provisions and restrictions contained in Paragraph 3.(a), above.

         (c) In the event of any assignment of this Lease or subletting of all or any part of the Premises by Tenant, Landlord in addition to any rights contained herein, shall have the following options at its discretion:

                  (i) To collect and receive fifty percent (50%) of any excess of rent due to Tenant from such sublessee or assignee over the rent charged to and due from Tenant hereunder (this provision shall not apply to the subleases allowed and provided for pursuant to Paragraph 17.(b), above);

                  (ii) To re-enter and take possession of the Premises or the part thereof subject to such Transfer, and to enforce all rights of Tenant, and receive and collect all rents and other payments due to Tenant, in accordance with such sublet or assignment of the Premises, or any part thereof, as if Landlord was the sublettor or assignor, and to do whatever Tenant is permitted to do pursuant to the terms of such sublease or assignment.

         (c) All subleases or assignments shall be in writing and a copy thereof provided to Landlord within ten (10) days prior to its effective date. All subleases shall further contain an express provision that in the event of any default by Tenant under this lease and upon notice thereof to the subtenant from Landlord, all rentals payable by the subtenant shall be paid directly to Landlord, for the Tenant's account, until subsequent notice from Landlord that such default has been cured. Notwithstanding the foregoing, receipt by Landlord of rent directly from the subtenant shall not be considered a waiver of the default on the part of Tenant, nor an acceptance of such subtenant.

         (d) If Tenant is a corporation or a limited liability company, then any type of transfer or assignment, whether by merger, consolidation, liquidation, or otherwise, or any change in the ownership or power to vote a majority of Tenant's outstanding voting stock or units, shall constitute an assignment. If Tenant is a partnership, then any change in the identify of the partners having an aggregate interest in the partnership exceeding fifty percent (50%) shall constitute as assignment. Any attempted assignment or subletting without Landlord's prior written consent shall be wholly void and shall constitute a breach of this Lease. Acceptance of Rent by Landlord from anyone other than Tenant shall not be construed as a release of Tenant from any obligation or liability under this Lease. The consent of Landlord to an assignment or underletting shall not be construed to relieve Tenant from obtaining the written consent of Landlord to any further assignment or underletting.

         (e) Nothing to the contrary herein contained withstanding, in the event Tenant is merged or wholly purchased by a financial institution, this Lease shall be assignable to that institution provided Tenant is in full compliance with the terms of the Lease at the time of assignment. Any Lease Guarantees shall remain in full force and effect regardless of the assignment.

18.      DAMAGE BY CASUALTY

         (a) Subject to Sections 18(b), (c), and (d), in the event the Premises are damaged by fire or other casualty, Landlord shall repair such damage. This Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement of Base Rent based upon the extent to which the Premises are not usable. If the damage is due to the fault or neglect of Tenant or its employees, agents, invitees, assignees or subtenants, there shall be no abatement of Rent.

         (b) If the Premises are totally damaged, or if the Building is so totally damaged that Landlord shall decide to demolish it, then Landlord may elect to terminate the Lease by written notice to Tenant given within ninety
(90) days following such fire or other casualty.

         (c) In case of any damage mentioned in this Section 18, Tenant may cancel this Lease by written notice to Landlord if Landlord has not substantially completed the making of the required repairs within eight (8) months from the date of damages, which period shall be extended by the number of days lost in the event of labor strikes, acts of God, or any other similar causes beyond the control of Landlord; provided, however, that such notice be given to Landlord within thirty (30) days prior to the expiration of said eight
(8) month period and prior to substantial completion of the required repairs.

         (d) Landlord shall not be required to make any repairs or replacements of any leasehold improvements or fixtures, installed by or the personal property of Tenant. Landlord's obligation to make any repairs or replacement to or of the Building or the Premises shall be limited by the insurance proceeds received and Landlord shall not be required to make such repairs or replacement the total cost of which exceeds the actual insurance proceeds received. Landlord agrees to keep the Building insured to a level to allow for reasonable replacement of the Building.

19.      EMINENT DOMAIN AND CONDEMNATION

         (a) Total Condemnation. If the whole of the Premises shall be taken by condemnation or eminent domain, then the term hereof shall cease as of the day of the vesting of title or as of the day possession shall be so taken, whichever is earlier.

         (b) Partial Condemnation. If only a portion of the Premises or the Building is taken by condemnation or eminent domain, Landlord shall be entitled to terminate this Lease, effective on the day of vesting of title or the day possession is taken, whichever is earlier, upon giving written notice to Tenant within ninety (90) days from the taking. If Landlord does not elect to so terminate this Lease, Landlord shall restore the Premises to the extent practicable, and Rent shall be abated to the extent there is any diminution in the usable area of the Premises.

         (c) Damages. In the event of any taking, Landlord shall be entitled to any and all awards and/or settlements which may be given, and Tenant shall have no claim for the value of any unexpired term of this Lease. Tenant shall have the right to claim from the condemning authority a separate award for damage to Tenant's business.

20.      ENTRY BY LANDLORD

         Landlord reserves the right to enter the Premises to inspect the same, to submit and show the Premises to prospective purchasers, lenders or tenants, to post notices of non-responsibility, to post notices of Tenant's failure to comply with this Lease, or to repair the Premises, without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required; provided that the entrance to the Premises shall not be unreasonably blocked and the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages to Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, without any liability to Tenant except for failure to exercise due care for Tenant's property. Any entry to the Premises by Landlord shall not be construed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises. Landlord shall at all times have the right to access through the Premises to the first floor mechanical room for servicing the building heating and air conditioning system.

21.      DEFAULT BY TENANT

         (a) Event of Default Defined. The following events (herein referred to as an "Event of Default") shall constitute a default by Tenant hereunder:

                  (i) Tenant shall fail to pay the Base Rent, or any Additional Rent payable hereunder, within five (5) days of the date it is due; or

                  (ii) Tenant shall neglect or fail to perform or observe any of the covenants herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within ten (10) days after the Landlord shall have given to Tenant written notice specifying such neglect or failure (or within such additional period, if any, as may be reasonably required to cure such default if it is of such nature that it cannot be cured within said ten
(10) day period, provided Tenant has commenced activities to remedy the default and such activities continues uninterrupted); or

                  (iii) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof; or (iv) Tenant vacates or abandons the Premises or permits the same to remain vacant or unoccupied for a period of ten (10) continuous business days, then, in any such event, after written notice has been received by Tenant from Landlord, Tenant will have ten (10) days to remedy such default, otherwise Landlord shall have the right at its election, or at any time thereafter, and while such event of default shall continue, to pursue its remedies as set forth in Section 21(b)(i, ii, & iii).

         (b) Remedies. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, in its sole discretion, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach, elect to pursue one or more of the following remedies:

                  (i) In the event of any such default or breach by Tenant, Landlord may at any time thereafter, in its sole discretion, re-enter and take possession of the Premises or any part thereof and repossess the same as Landlords' former estate without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to re-enter the Premises as provided in this subparagraph (i) or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, re-let the Premises or any part hereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its discretion, may determine, and Landlord may collect and receive the rents therefor. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry and/or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event, this Lease will terminate as specified in said notice.

                  (ii) In the event that Landlord does not elect to terminate this Lease as permitted in subparagraph (i) hereof, but on the contrary, elects to take possession as provided in subparagraph (i), Tenant shall pay to
Landlord: (1) the Rent (including Base Rent and Additional Rent) and other sums as herein provided, which would be payable hereunder if such repossession had not occurred; less (2) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting.

                  (iii) In the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of the aggregate of the rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the term over the aggregate rental value of the Premises (such rental value to be computed on the basis a lessees paying not only a rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this lease) for the balance of such term, both discounted to present worth at the rate of eight percent (8%) per annum. Alternatively, at Landlord's option, Tenant shall remain liable to Landlord for damages in an amount equal to the Rent (including Base Rent and Additional Rent) and other sums arising under the Lease from the balance of the term had the Lease not been terminated, less the net proceeds, if any, from any subsequent reletting, after deducting all expenses associated therewith and as enumerated above. Landlord shall be entitled to receipt of such amounts from Tenant monthly on the days on which such sums would have otherwise been payable.

22.      RESERVED

23.      SUBORDINATION AND ATTORNMENT

         This Lease is subordinate to any mortgage or deed of trust now or hereafter placed in the Building and to any renewal, modification, consolidation, replacement or extension of such mortgage or deed of trust and the addition of any other mortgage or deed of trust granted after the date of execution of this Lease. This clause shall be self-operative, and no further instrument of subordination shall be required. Within five (5) days after written request by Landlord, Tenant shall execute any documents which may be desirable to conform the subordination of this Lease. Landlord is hereby irrevocably appointed agent and attorney-in-fact of Tenant to execute all such subordination instruments in the event Tenant fails to execute said instruments within fifteen (15) days after notice from Landlord demanding the execution thereof. Landlord shall request a non-disturbance agreement from the lender, although Landlord makes no representation or guaranty that such non-disturbance agreement can be obtained. Tenant agrees that in the event of a sale, transfer, or assignment of the Landlord's interest in the Building or any part thereof, including the Premises, to attorn to and to recognize such sale, transfer or assignment and such purchaser, transferee, assignee or mortgagee as Landlord under the Lease. Upon such an attornment by Tenant, the successor in interest of the Landlord under this Lease shall be subject to tenant's rights under this Lease and Tenant's rights hereunder shall continue undisturbed while Tenant is not in default hereunder. Each party agrees to execute a separate agreement confirming the provisions of this paragraph upon written request but the failure to do so shall not affect the provisions of this o paragraph. In the event of any sale or transfer of the Building by Landlord, which includes a transfer of the Security Deposit, Landlord shall be relieved of all liability hereunder.

24.      SIGNS AND ADVERTISING

         Tenant shall not install or display any sign, picture, advertisements, notice, lettering or direction on any part of the Building outside of the Premises or otherwise visible to the public (whether inside or outside of the Premises) without the prior written consent of Landlord. Such consent shall not be unreasonably withheld. Landlord shall prescribe a uniform identification sign for Tenant to be placed outside of the Premises by Landlord, at Tenant's cost. All signs, pictures, advertisements, notices, lettering or directions on any part of the Building outside of the Premises or otherwise visible to the public (whether inside or outside of the Premises) shall comply with and conform to all City codes, regulations and requirements including revocable leases and permits as may be required by the City, as well as the architectural and design standard requirements adopted for the Building by the Landlord. Tenant shall pay for and be responsible for any and all costs of such signs, pictures, advertisements, notices, lettering or directions, their installation, City required leases and permits, and all other costs related to the display of the signs, pictures, advertisements, notices, lettering or directions. As an approved Development Review project in the City of Boulder, the Building is subject to strict compliance with the City of Boulder Sign Code. Tenant is responsible for making application with the City for its signage and for the cost of installation. Landlord will provide a building standard sign plan which provides for equitable signage exposure to each tenant while honoring the design integrity of the Building. Subject to reasonable approval of the Landlord, Tenant may have the City approved awning signage, window lettering, and hanging signs below the awnings on the north, west, and south elevations of the Building. In addition, Landlord will provide drawings of custom signage for Tenant's consideration.

25.      BROKERS

         Tenant represents and warrants that it has dealt solely with Robert T. Shonkwiler of RTS Properties LLC as Broker in the negotiation of this Lease, and with no other Broker in the negotiation of this Lease. Tenant hereby agrees to indemnify and hold the Landlord harmless of and from any and all loss, costs, damages or expenses (including, without limitation, all attorneys' fees and disbursements) by reason of any claim of or liability to any broker or person, other than Robert T. Shonkwiler of RTS Properties LLC, claiming through Tenant and arising out of or in connection with the negotiation, execution and delivery of this Lease. Additionally, Tenant acknowledges and agrees that Landlord shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal, other than Robert T. Shonkwiler of RTS Properties LLC, with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease, unless provided by Landlord's separate written agreement. In the event any claim shall be made against Landlord by any broker who shall claim to have negotiated this Lease on behalf of Tenant or to have introduced Tenant to the Building or to Landlord, other than Robert T. Shonkwiler of RTS Properties LLC, Tenant hereby indemnifies Landlord, and Tenant shall be liable for the payment of all reasonable attorneys' fees, costs and expenses incurred by Landlord in defending against the same, and in the event such broker shall be successful in any such action, Tenant shall, upon demand, make payment to such broker. Landlord acknowledges that Robert T. Shonkwiler of RTS Properties LLC, a licensed Colorado Real Estate Broker, is representing Tenant, in this transaction. Landlord agrees to pay Robert T. Shonkwiler of RTS Properties LLC, a Thirty Thousand Dollar ($30,000.00) brokerage fee, one-half due within thirty
(30) days following execution of this Lease and one-half due within thirty (30) days following occupancy of the Premises by the Tenant.

26.      NOTICE

         All notices shall be in writing, delivered personally or mailed, postage prepaid, certified or registered mail, return receipt requested, addressed as set forth below, or to such other place as either party may designate by notice:

To Landlord at:             901 Walnut Street, LLC
                            P.O. Box 630
                            Boulder, CO 80306-0630
                            Attention: P. Mark McGee

With Copies to:             Mark R. Shapiro
(which shall not            Doty & Shapiro, P.C.
constitute notice)          1720 Fourteenth Street, Suite 100
                            Boulder, CO 80302

To Tenant at:               Heritage Bank
                            1020 Century Drive
                            Louisville, CO 80027
                            Attention: Robert L. Beauprez

With Copies to:             Curt D. Rautenstraus
(which shall not            Rautenstraus & Joss, P.C.
constitute notice)          P.O. Box 55
                            Louisville, CO 80027

27.      ESTOPPEL STATEMENT

         Tenant shall within five (5) days of request, execute, acknowledge and deliver to Landlord a statement in writing: (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect); and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults on the part of the Landlord hereunder, or specifying such defaults, if any are claimed; (c) setting forth the date of commencement and expiration of the term hereof; and (d) such other matters requested by Landlord. Any such statement may be relied upon by Landlord and any prospective purchaser or encumbrancer of the Building. In the event that such statement is not so delivered by Tenant as required herein, Landlord shall have the right to deliver such statement on behalf of Tenant, and Tenant designates the Landlord as its Attorney-In-Fact in providing such statement.

28.      RULES AND REGULATIONS

         Tenant shall comply with such reasonable rules and regulations concerning the Building and for the general benefit of both Landlord and the tenants in the Building that Landlord may establish from time to time. The violation of any such published Rules and Regulations by Tenant shall be deemed a breach of this Lease by Tenant, affording Landlord all the remedies set forth herein. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said Rules and Regulations. Tenant acknowledges receipt of the current Rules and Regulations which are attached hereto as Exhibit C.

29.      GENERAL PROVISIONS

         (a) The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach. The acceptance of Rent shall not be deemed to be a waiver of any default by Tenant.

         (b) The headings to the sections of this Lease shall have no effect upon the construction or interpretation of any part hereof.

         (c) Time is of the essence.

         (d) The covenants and conditions herein contained bind the heirs, successors, executors, administrators, and assigns of the parties hereto.

         (e) Neither Landlord nor Tenant shall record this Lease, but Tenant shall execute, at the request of Landlord, a short form memorandum hereof which may be recorded at the election of Landlord.

         (f) Upon Tenant paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

         (g) If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the bylaws and resolutions of said corporation. If Tenant is a partnership, each individual executing this Lease on behalf of such partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the partnership, and that this Lease is binding on the partnership.

         (h) No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

         (i) This Lease shall be governed by the laws of the State of Colorado.

         (j) In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover court costs and attorneys' fees. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, Tenant agrees to pay all attorneys' fees and court costs reasonably incurred by Landlord.

         (k) This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

         (l) This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord. This provision shall not affect those rights of Tenant as set forth in Paragraph 4.(c), above.

         (m) Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way effect, impair, or invalidate any other provision hereof and such other provision shall remain in full force and effect.

         (n) Tenant shall provide its most recent financial statement to Landlord within fifteen (15) days of request. Such request shall be based on reasonable need for the purposes of valuation, financing or transfer of the property.

         (o) The submission or delivery of this document for examination and review does not constitute an option, an offer to lease space in the Building or an agreement to lease. This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant.

         (p) Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord, in the exercise of its sole business judgment, determines to best promote the interest of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall, during the term of this lease, occupy any space in the Building. This Lease is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this document.

         (q) Landlord agrees that it will not lease space in the Building to any bank, other than tenant, without first obtaining Tenant's prior written approval. Landlord has disclosed to Tenant, and Tenant is aware of the nature of the business of and financial services provided by Maxim Financial Corporation, the business occupying the third floor of the Building, and A.G. Edwards & Sons, Inc., the business occupying the second floor of the Building. Tenant acknowledges and agrees that Landlord's lease of the second and third floors of the Building to A.G. Edwards & Sons, Inc., and Maxim Financial Corporation does not violate the agreement contained within this sub-paragraph.

         (r) Tenant is aware that Landlord, by written agreement with A.G. Edwards & Sons, Inc., a tenant in the Building, has agreed that Landlord will not lease, rent, assign, sublease or let any space which Landlord either owns, manages, or controls within the Building to any person(s) or business organization which is a member of any securities or commodities exchange or is a member of the National Association of Securities Dealers with out first obtaining the written consent of Tenant. Tenant understands this restriction, and acknowledges and agrees that, for itself or for any sublessee, it will not allow any person(s) or business organization which is a member of any securities or commodities exchange or is a member of the National Association of Securities Dealers to exist or do business in the Premises.

         (s) Tenant shall comply with the window covering standards as set by the Landlord for the Building for all windows in the Premises.

         (t) Landlord will consider the nature of Tenant's business when leasing space in the building (which may become available in the future), and make an effort to lease to tenants which will not materially negatively affect the Building in general and the business of the Tenant.

30.      OPTION TO RENEW

         Provided Tenant is not in default of any term or condition of the Lease and that an event has not occurred which, with the giving of notice or passage of time, would constitute a default, Tenant shall be entitled to renew this Lease ("Option to Renew") for Two (2) additional terms of Five (5) years each ("Option Terms") on the following terms and conditions:

         (a) Tenant shall notify Landlord in writing of its intent to exercise the Option to Renew no less than one hundred twenty (120) days prior to the expiration of the Primary Lease Term or the First Option Term (as the case may be). In the event Tenant fails to so notify Landlord as required herein, Landlord shall provide Tenant with written notice of Tenant's failure to so notify Landlord, and allow Tenant an additional ten (10) days from the date of Landlord's notice within which time to so notify Landlord, in writing, of Tenant's intent to exercise the Option to Renew.

         (b) Tenant's leasing during the Option Terms shall be upon the same terms and conditions as set forth in the Lease, with the exception of Base Rent and except for any provision hereof granting Tenant an option to renew the lease.

         (c) The Base Rent during the First Option Term shall be the Base Rent payable during the last year of the Primary Lease Term, adjusted in accordance with Paragraph 6(e), hereinabove, for the first year of the Option Term, and shall be adjusted each year thereafter, during the Option Term, in accordance with Paragraph 6(e), hereinabove. The Base Rent during the Second Option Term shall be the Base Rent payable during the last year of the First Option Term, adjusted in accordance with Paragraph 6(e), hereinabove, for the first year of the Second Option Term, and shall be adjusted each year thereafter, during the Second Option Term, in accordance with Paragraph 6(e), hereinabove.

         (d) Failure to Tenant to exercise the Option to Renew in the time and manner set forth herein within the time period provided herein shall result in the automatic termination of such Option to Renew.

         (e) The Option to Renew may not be exercised by a subtenant or assignee of Tenant and is not transferrable by Tenant to any other party. This prohibition shall not apply to an assignee as allowed pursuant to Section 17.(e), above.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement as of the date first above written.

LANDLORD:                         901 WALNUT STREET, LLC,
                                  a Colorado limited liability company

                                       By: /s/ P. Mark McGee
                                          -----------------------------
                                          P. Mark McGee, Manager


TENANT:                                HERITAGE BANK, a
                                       Colorado Banking corporation


                                       By: /s/ Robert L. Beauprez
                                          -----------------------------
                                          Robert L. Beauprez, President

                                       ATTEST:


                                       By: /s/ Alice M. Bier
                                          -----------------------------
                                          ALICE M. BIER
                                          CHIEF OPERATING OFFICER

STATE OF COLORADO    )
                     ) ss.
COUNTY OF BOULDER    )

         The foregoing instrument was acknowledged before me this __ day of _____________, 1999, by P. Mark McGee as Managing Member of 901 Walnut Street, LLC, a Colorado limited liability company.

         My commission expires:
         WITNESS my hand and official seal.


NOTARY
SEAL
                                                --------------------------------
                                                Notary Public

STATE OF COLORADO    )
                     ) ss.
COUNTY OF BOULDER    )

         The foregoing instrument was acknowledged before me this 26th day of FEBRUARY, 1999, by Robert L. Beauprez as President, and by Alice M. Bier, as Chief Operating Officer of Heritage Bank, a Colorado Banking corporation.

         My commission expires: 8/6/2001
         WITNESS my hand and official seal.

NOTARY                         [SEAL]           /s/ Frances Green
                                                --------------------------------

SEAL                         Frances Green                    Notary Public
                               Notary
                               ------
                               Public
                         State of Colorado
                               [SEAL]

                      MY COMMISSION EXPIRES:
                          AUGUST 6, 2001

                                   EXHIBIT "B"
                        TENANT IMPROVEMENT WORK AGREEMENT


         THIS TENANT IMPROVEMENT WORK AGREEMENT (hereinafter the "Work Letter" is a part of the Lease Agreement dated February ___, 1999, between 901 WALNUT STREET, LLC, a Colorado limited liability company, as "Landlord" and HERITAGE BANK, a Colorado Banking corporation, as "Tenant".

I.       SPACE DESIGN

         On or prior to April 15, 1999, Tenant shall furnish such information as may be necessary to enable Landlord to complete final construction documents and specifications (the "Plans") for the Tenant Finish to the Premises, and Tenant assumes sole responsibility for failure to timely provide such information. The information to be furnished by Tenant to the Landlord shall include all information necessary to prepare the Premises for Tenant's beneficial use and enjoyment. After receipt of the information from Tenant, Landlord shall prepare final Plans, which shall be approved in writing by Tenant within ten (10) days after receipt by Tenant.

II.      COST APPROVAL AND PAYMENT

         Landlord shall furnish Tenant with written estimates of the cost of the Tenant Finish within thirty (30) business days after approval by Tenant of the Plans for the Tenant Finish. If Tenant fails to approve or disapprove in writing the Plans or estimates in their entirety within ten (10) business days from receipt, Landlord shall delay commencement of all work, notify Tenant of potential delays in completion and potential additional costs, which delays and additional costs shall be the sole responsibility of Tenant. If Tenant approves in writing such estimates, as furnished by Landlord, within the ten (10) day period, Tenant shall pay Landlord the cost to complete the Tenant Finish in excess of the Tenant Finish Allowance of Thirty and no/100 Dollars ($30.00) per square foot as follows:

                  (a) An amount equal to fifty percent (50%) of the excess shall be paid to Landlord before commencement of any Tenant Finish; and,

                  (b) An amount equal to the unpaid balance of the total actual cost (without regard to whether such cost exceeds the approved estimates) of the Tenant Finish shall be paid to Landlord when the Premises are Ready for Occupancy.

         Landlord, subject to the other terms and conditions of this Work Letter and the Lease, shall, following receipt of the approved plans from Tenant as prescribed in paragraph I above, proceed diligently to cause such Tenant finish as specified in the approved Plans to be substantially completed on or before the Commencement Date of the Lease Term.

         Costs incurred by Landlord for preparing construction documentation and obtaining necessary engineering work for Plans, as well as the costs incurred by Landlord in making Tenant requested additions or changes to building specifications or tenant finish plans, shall be included in the Tenant Finish Allowance. All sums due hereunder from Tenant shall be deemed to have the same status as Rent under the Lease for the purpose of defining the rights and obligations of the parties upon default.

III.     COMMENCEMENT OF RENT

         Tenant's obligation to pay Rent under the Lease shall not commence until the date the Premises are Ready for Occupancy; provided, however, that if Landlord shall be delayed in rendering the Premises Ready for Occupancy prior to the Commencement Date as a result of any act or omission by Tenant or its agents, then, notwithstanding anything to the contrary in the Lease, Tenant's obligation to commence the payment of Rent under the Lease on the Commencement Date provided for in Section 2 of the Lease shall not be affected or deferred on account of such delay.

         "Ready for Occupancy" as used herein shall mean the date on which Landlord shall have substantially completed all its work outlined in this Work Letter. The issuance of a Temporary Certificate of Occupancy (or its equivalent) for the Premises shall conclusively control the date the Premises are substantially complete, the date on which the Premises is Ready for Occupancy and the date Tenant's obligation to pay Rent commences, except that if Tenant has caused delays, rent shall commence on the Commencement Date specified in the Lease Summary.

         To expedite the date upon which the Premises are ready for Occupancy, and to expedite Tenant Finish construction, Tenant agrees to employ Walker Construction, the core and shell general contractor, as the Tenant Finish contractor.

IV.      ALTERNATE COMMENCEMENT DATE

         If Landlord is unable to cause the Premises to be Ready for Occupancy by the Commencement Date for reasons other than delays caused by Tenant, or if the Landlord shall have the Premises Ready for Occupancy prior to the Commencement Date set out in Section 2 of the Lease, then the Date of the Lease shall be on the first date, as determined by Landlord's written notice to Tenant, the Premises are Ready for Occupancy. The period between the date the Premises are Ready for Occupancy and the Commencement Date shall be deemed to be the interim Lease Term and Tenant shall not be obligated to pay Base Rent but shall pay additional rent and other charges provided in the Lease for such interim period and Tenant shall hold the Premises during the interim Lease Term under all of the other terms and conditions of this Lease. If the Commencement Date set out in Section 2 of the Lease is changed as provided for in this
Section IV then, if the Premises are Ready for Occupancy after the Commencement Date set out in Section 2 of the Lease, the expiration date of the Primary Lease Term as provided for in Section 2 of the Lease shall be extended such that, beginning with the adjusted Commencement Date, the Lease Term shall extend for the number of months contemplated in Section 2 of the Lease.

V.       ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM

         Landlord may, at Landlord's discretion, and subject to governmental regulations, permit tenant and Tenant's agents to enter the Premises prior to the Commencement Date in order that Tenant may make the Premises ready for Tenant's use and occupancy (but not to conduct business). Landlord shall use Landlord's best efforts to allow Tenant to begin moving into the Premises prior to the Commencement Date. If Landlord permits such entry prior to the Commencement Date, such permission shall constitute a license only and not a lease and such license shall be conditioned upon (a) Tenant working in harmony and not interfering with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers in doing the Tenant Finish, or Landlord's work in the Building or with other tenants and occupants of the Building, and (b) Tenant furnishing Landlord with such insurance and other security as Landlord may require against liabilities which may arise out of such entry. Landlord shall have the right to withdraw such license for good cause upon twenty-four (24) hours written notice to Tenant. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed on or installations made in the Premises prior to the commencement of the Term of the Lease, the same being at Tenant's sole risk and Tenant agrees to protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of or connected with the activities of Tenant or its agents, contractors, supplies or workmen in or about the Premises or the Building.

VI.      MISCELLANEOUS

         (a) Prior to the date the Premises are Ready for Occupancy, Landlord's contractor and Tenant shall inspect the Premises and jointly complete a "punch list" of incomplete or defective work and thereafter Landlord shall exercise due diligence to cause such punch list items to be completed.

         (b) This Work Agreement may not be amended or modified other than by supplemental written agreement executed by authorized representatives of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Tenant Improvement Work Agreement as of the date first above written.



LANDLORD:                             901 WALNUT STREET, LLC,
                                      a Colorado limited liability
                                      company


                                      By:
                                         ---------------------------
                                            P. Mark McGee, Manager

TENANT:                               HERITAGE BANK, a
                                      Colorado Banking corporation


                                      By: /s/ Robert L. Beauprez
                                         ---------------------------
                                            Robert L. Beauprez, President


                                      ATTEST:


                                      By: /s/ Alice M. Bier
                                         ---------------------------
                                            Alice M. Bier
                                            Chief Operating Officer,


2/21/99

                                    EXHIBIT C

                              RULES AND REGULATIONS

         1. Sidewalks, halls and Commons Areas shall not be obstructed, utilized for storage or used for any purpose other than ingress to and egress from the respective Premises.

         2. Plumbing, utility fixtures and outlets shall be used only for their designated purposes and shall not be abused or overloaded. Damage to any such fixtures resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

         3. Tenant shall provide trash disposal receptacles and Tenant shall utilize them for their intended purpose, taking care to assure that no trash, debris or litter are allowed to accumulate in the Common Areas or outside of the trash receptacles. No refuse or debris shall be thrown into the corridors, halls, Common Areas or adjacent sidewalks.

         4. Tenant shall be responsible for all contractors, technicians and repair persons rendering any installation or repair service to Tenant and such contractors, technicians and repair persons shall be required to take reasonable precautions not to obstruct Building Common Areas, corridors, passageways or adjacent sidewalks. To the extent possible, installation and repair work shall be scheduled to avoid the hours of maximum occupation and use of the Building and to minimize inconvenience to or obstruction of other occupants.

         5. Movement in or out of the Building of bulky equipment or material which requires the use of corridors, elevators, stairs or equipment, or materials which requires significant obstruction thereof shall be restricted to hours established by Landlord. Tenant shall assume all risk of damage and pay the cost of repairing or providing compensation for damage to the Building as a result of such installation activity.

         6. Tenant shall cooperate with Landlord in maintaining the Leased Premises and Common Areas adjacent thereto. Any cleaning, maintenance and janitorial personnel employed by Tenant, other than Tenant's own employees, shall be subject to Landlord's prior written approval. Janitorial employees employed by Tenant inside the Premises shall not be subject to Landlord's prior written approval.

         7. No birds, fish or animals of any kind shall be brought into, kept in or about the leased Premises.

         8. Tenant shall not use or keep in the leased Premises any kerosene, gasoline, inflammable or combustible fluid or material, other than such limited quantities as may be necessary for maintenance of equipment, or as such items are acceptable and in compliance with all applicable rules, regulations and current laws.

         9. Tenant shall comply with such reasonable security requirements as Landlord may impose with respect to the Building, so long as such security requirements do not negatively affect Tenant's own security requirements.

         10. Landlord will furnish Tenant with a reasonable number of keys for entrance doors into the leased Premises upon acceptance of possession by Tenant and may charge Tenant for additional keys provided thereafter. All such keys shall remain the property of Landlord. No additional locks shall be installed in the leased Premises without Landlord's prior written consent and Tenant shall not make duplicate keys, except those provided by Landlord. Upon termination of the Lease, Tenant shall surrender to Landlord all keys to the leased Premises.

         11. Landlord reserves the right to change the name of the Building.

         12. Canvassing, peddling, soliciting and distribution of handbills in the Building are prohibited, and Tenant shall cooperate with Landlord in such lawful means as may be necessary to eliminate such activities.

         13. The foregoing Rules and Regulations may be changed by Landlord upon reasonable notice, and Tenant shall comply with such future Rules and Regulations as may be required for the safety, protection and maintenance of the Building, the operation and preservation of good order thereof and the protection and comfort of the tenants and their employees and visitors, so long as the same are reasonable and do not interfere with enjoyment by Tenant of its rights pursuant to this Lease.